MILLBROOK ACQUISITION CORP.

                             1994 Stock Option Plan

                  1. PURPOSE: The purpose of the Millbrook Acquisition Corp. 1994 Stock Option Plan (the "Plan"), as hereinafter set forth, is to enable Millbrook Acquisition Corp., a Delaware corporation (the "Corporation"), to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to officers and other key employees of the Corporation and any future parent or subsidiary of the Corporation to promote the success of the Corporation. Options granted under the Plan are not intended to be incentive stock options under Internal Revenue Code ss. 422. Proceeds of cash or property received by the Corporation from the sale of common stock of the Corporation pursuant to options granted under the Plan will be used for general corporate purposes.

                  2. ADMINISTRATION. The Plan shall be administered by a committee initially consisting of Mr. Frank Farrell, Mr. Howard Graham and Mr. Barry Fingerhut (the "Committee"). Replacements on the Committee shall be appointed by the Board of Directors (the "Board") of the Corporation subject to the applicable provisions of the Stockholders' Agreement dated of even date herewith (the "Stockholders' Agreement") setting forth certain agreements among the Corporation's stockholders. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the optionee's option agreements and make such other determinations as it deems necessary or advisable for the administration of the Plan. All decisions of the Committee shall be made only pursuant to the unanimous vote of the members thereof, except for any decisions concerning the recipients of any unawarded options as listed on Annex A hereto, as adjusted by the provisions of Section 6, which shall be made by majority vote. The decisions of the Committee on matters within their jurisdiction under the Plan shall be conclusive and binding. Notwithstanding the foregoing provisions to the contrary, if the number of shares issuable pursuant to this Plan are increased, other than pursuant to the provisions of Section 6 hereof, above 250,000 shares (the amount by which such shares issuable pursuant to this Plan are increased above 250,000 shares being hereinafter referred to as "Increased Shares"), this Plan with respect to such Increased Shares only shall be administered by or at the direction of the Board in all respects.

                  3. ELIGIBILITY. Options may be granted under this Plan to any full-time or part-time employee or officer of the Corporation or its affiliates, who, in the opinion of the Committee (or in the opinion of the Board with respect to the Increased Shares), has or is expected to make key contributions to the success of the Corporation. The initial grantees of options under the Plan and the number of shares subject to options granted them are set forth on Annex A hereto. The Committee (or in the case of the Increased Shares, the Board) shall determine, within the limits of the express provisions of the Plan, those employees to whom, and the time or times at which, additional options

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shall be granted. The Committee (or in the case of the Increased Shares, the
Board) shall also determine the number of shares to be subject to each option. In making such determinations, the Committee (or in the case of the Increased Shares, the Board) may take into account the nature of the services rendered by the employee, his/her present and potential contributions to the Corporation's success and such other factors as the Committee (or in the case of the Increased Shares, the Board) in its discretion shall deem relevant. The duration of each option, the exercise price (option price) under each option and the time or times within which (during the term of the option) all or portions of each option may be exercised are set forth in this Plan.

                  4. COMMON STOCK. Options may be granted for a number of shares not to exceed, in the aggregate, 250,000 shares of common stock of the Corporation, $.01 par value per share ("Common Stock"), except as such number of shares shall be adjusted in accordance with the provisions of Section 6 hereof. Such shares may be either authorized but unissued shares or reacquired shares or other treasury shares. In the event that any option granted under the Plan expires unexercised, or is surrendered by a participant for cancellation, or is terminated or ceases to be exercisable for any other reason without having been fully exercised prior to the end of the period during which options may be granted under the Plan, the shares which had been subject to such option, or to the unexercised portion thereof, shall again become available for new options to be granted under the Plan to any eligible employee (including the holder of such former option).

                  5. REQUIRED TERMS AND CONDITIONS OF OPTIONS. The options granted under the Plan shall be in such form and upon such terms and conditions as the Committee (or in the case of the Increased Shares, the Board) shall from time to time determine subject to the provisions of the Plan, including the following:

                           (a)      OPTION PRICE.  The option price of each
option to purchase Common Stock shall be $8.00 per share. The option price shall be subject to further adjustment as set forth in Section 6 below.

                           (b)      MAXIMUM TERM.  No option shall be
exercisable after the expiration of seven (7) years from the date it is granted.

                           (c)      VESTING LIMITATIONS.

                                    (i) An option becomes exercisable in the
following percentages of option shares awarded to an optionee on the following anniversaries of the grant of such option; provided that such optionee is employed by the Corporation on each such anniversary; and provided further that, all such optionee's options shall become fully vested if the optionee is employed by Corporation (A) on or within ninety (90) days of the Effective Date of a Triggering Event (other than a Public Offering), or (B) on the date of the optionee's death, or (C) on the date the optionee becomes incapable of

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performing optionee's duties to the Corporation and such incapacity results in the optionee becoming Disabled (as defined in Section 5(d) below); and provided further that, all such optionee's options which are not vested on the Effective Date of an initial Public Offering shall vest 50% on the first anniversary of such Effective Date and the balance on the second anniversary of such Effective Date but in any event such optionee's options shall be 100% vested no later than the fifth anniversary of the date of their grant:

           Percentage of Option Shares
            Awarded to Optionee Under
              Option which are Vested                    Anniversary
              -----------------------                    -----------

                       20%                                  First

                       40%                                 Second

                       60%                                  Third

                       80%                                 Fourth

                       100%                                 Fifth


Notwithstanding the foregoing, vested options shall be subject to termination in accordance with the provisions of this Plan.

                                    (ii) For purposes of Section 5(c)(i) the
following capitalized terms have the meanings set forth below:

                           "CHANGE OF CONTROL" shall mean any (A) issuance,
sale, assignment, transfer or other disposition of Common Stock, (B) exercise or conversion of Common Stock, or of any other security which is issued or distributed by the Corporation and which entitles its registered owner to vote in an election of directors ("Voting Stock"), or (C) any security, right, option, warrant, agreement convertible or exercisable into Common Stock or Voting Stock (collectively "Voting Securities"), or any series of such transactions described in clauses (A), (B) or (C), which, in the aggregate, results in Persons other than the Investor Group and/or the Management Group being the record or "beneficial owner" (as such term is defined for the purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of Voting Securities and/or Voting Stock entitled to elect more than fifty (50%) percent of the Board of Directors of the Corporation or of the surviving corporation in a merger between the Corporation and such surviving corporation or such other Persons in fact elect or appoint a majority of the Board of Directors of the Company.

                  "EFFECTIVE DATE" shall mean the date on which the relevant transaction closes, provided that for purposes of a Public Offering, the Effective Date shall be the date the Corporation and/or the Investor Group and/or the Management Group receives the net proceeds of the Public Offering.

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                  "INVESTOR GROUP" means Applewood Associates, L.P., a New York limited partnership, Sandler Capital Management, a New York general partnership, Barry Fingerhut, Irwin Lieber, Seth Lieber, Jonathan Lieber, Woodland Partners, a New York general partnership, Harvey Sandler, Andrew Sandler, John Kornreich, Michael Marocco, Barry Lewis, Hannah Stone, and their Permitted Transferees who are Affiliates (as those terms are defined in the Stockholders' Agreement) of such investors.

                  "MANAGEMENT GROUP" means Frank J. Farrell, Howard B. Graham, Jean E. Reynolds.

                  "PUBLIC OFFERING" shall mean the consummation of the sale of Common Stock of the Corporation pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, pursuant to which the Corporation and/or the Investor Group and/or Management Group receives aggregate net proceeds of at least $5,000,000.

                  "SALE OF ASSETS" shall mean the sale, transfer or other disposition by the Corporation of all or substantially all of its assets.

                  "SALE OF STOCKS" shall mean the sale, transfer or other disposition for value by the stockholders or by the Corporation to an unaffiliated third party of an amount of Common Stock such that, after giving effect to such sale, transfer or other disposition, a Change of Control results (regardless of the form of the transaction, including without limitation a cash-out merger or a merger, recapitalization or consolidation.

                  "TRIGGERING EVENT" shall mean the first to occur of a Public Offering, Sale of Assets or Sale of Stock.

                           (d) TERMINATION OF OPTION.  In the event an optionee
shall cease to be employed by the Corporation for any reason other than death, the optionee shall have the right, subject to the provisions of Sections 5(b) and 6 hereof, to exercise optionee's option at any time within six (6) months after such cessation of employment, but only as to such number of shares as to which optionee's option was exercisable at the date of such cessation of employment. Notwithstanding the provisions of the preceding sentence, (i) if cessation of employment occurs by reason of the optionee becoming Disabled, such six month period shall be extended to nine months; and (ii) if employment is terminated at the request of the Corporation for Cause or the cessation of employment is the result of the optionee's resignation without Good Reason, the optionee's right to exercise an option shall terminate at the time notice of termination of employment is given by the Corporation in the case of a termination for Cause or by the optionee in the case of a resignation without Good Reason, as the case may be. For purposes of this Section 5(d), "Cause" shall mean: (i) any action by optionee involving willful malfeasance or a willful breach of optionee's fiduciary duties in connection with optionee's employment by the Corporation; (ii) the conviction of optionee of a felony or

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of a fraud; (iii) the breach by the optionee of any material fiduciary duty owed to the Corporation or any material provision of his or her employment agreement, which breach continues for thirty (30) days after written notice specifying the nature of such breach is delivered to optionee from the Corporation's Board of Directors. For purposes of this Section 5(d) and Section 5(c) above, an optionee shall become "Disabled" upon the earlier to occur of optionee's absence from optionee's duties to the Corporation on a full-time basis for ninety (90) consecutive days or for shorter periods aggregating one hundred eighty (180) days during any consecutive eighteen (18) month period as a result of optionee's incapacity due to accident or physical or mental illness. For purposes of this
Section 5(d), "Good Reason" shall be limited to the assignment to optionee by the Corporation of duties, individually or in the aggregate, materially inconsistent with optionee's positions, duties, responsibilities, titles or offices normally enjoyed by the optionee prior to such assignment or a material breach of optionee's employment agreement, the Stockholders' Agreement to the extent the optionee is a party thereto or an option agreement under this Plan by the Corporation or the Investor Group, provided, however, Good Reason shall not be deemed to exist unless the Corporation is notified by Optionee of the circumstances constituting Good Reason and the Corporation fails to remedy the circumstances within thirty (30) days of such notice. If a participant dies while in the employ of the Corporation or within three months after cessation of such employment (other than cessation resulting from termination of employment for cause or resignation without Good Reason), optionee's estate, personal representative or the person that acquires the option by bequest or inheritance or by reason of optionee's death shall have the right, subject to the provisions of Section 5(b) and 6 hereof, to exercise optionee's options at any time within six (6) months from the date of optionee's death. In any such event, unless so exercised within the period as aforesaid, the option shall terminate at the expiration of said period. The time of cessation of employment and whether an authorized leave of absence shall constitute cessation of employment, for the purpose of the Plan, shall be determined by the Committee.

                           (e) METHOD OF EXERCISE.  Options may be exercised by
giving written notice to the Treasurer of the Corporation, stating the number of shares of Common Stock with respect to which the option is being exercised and tendering payment of the option price therefor. Payment for Common Stock shall be made in full at the time that an option, or any part thereof, is exercised. The date the Corporation receives (i) such notice and (ii) payment in full for the applicable option price by certified check, wire transfer, same day funds or collection of a bank check shall be referred to herein as the "Exercise Date". In the event that the shares of Corporation's Common Stock issuable upon exercise of an option are registered under the applicable federal securities laws for trading on a national securities exchange or over-the-counter market, then in connection with the exercise of an option and concurrent resale of the shares of Common Stock underlying such option by a broker designated by the optionee in its notice of exercise, to the extent authorized by the Committee (or in the case of Increased Shares, by the Board), the Corporation may deliver such shares to the broker, and payment of the option price may be made from the proceeds of the concurrent

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resale; provided, however, that the optionee shall have delivered irrevocable instructions to the broker to deliver promptly to the Corporation the portion of the sale proceeds sufficient to pay the option price and the Corporation shall have received from the optionee and/or such broker such documentation as the Committee or the Board may reasonably request to assure that such payment occurs.

                  6. ADJUSTMENTS.

                           (a) The aggregate of shares of Common Stock with
respect to which options may be granted hereunder, the number of shares of Common Stock subject to each outstanding option and the option price of each option to purchase Common Stock shall be adjusted as determined in good faith by the unanimous vote of the Committee (or in cases involving the Increased Shares, by the majority vote of the Board) to give effect to any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares that is effected without the receipt of consideration by the Corporation, whether through reorganization of the Corporation's capital stock structure, payment of a stock dividend, stock split or other increase or decrease in the number of such shares outstanding.

                           (b) Subject to any required action by stockholders,
if the Corporation shall be a party to a transaction involving a Sale of Assets or a Sale of Stock, any unexercised option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled if the optionee actually owned the stock subject to the option immediately prior to the time any such transaction became effective; provided, however, that all unexercised options under the Plan may be canceled by the Corporation as of the effective date of any such transaction, by giving notice to the holders thereof of its intention to do so and by permitting the exercise, during the thirty (30) day period preceding the Effective Date of such transaction of all partly or wholly unexercised options in full (without regard to exercise vesting limitations contained in Section 5(c)).

                           (c) In the case of liquidation, dissolution or
winding up of the Corporation, every option outstanding hereunder shall terminate; provided, however, that each option holder shall have thirty (30) days prior written notice of such event, during which time optionee shall have a right to exercise optionee's partly or wholly unexercised option (without regard to exercise vesting limitations contained in Section 5(c)).

                  7. OPTION AGREEMENTS. Each optionee shall agree to such terms and conditions in connection with the exercise of an option, including restrictions on the disposition of the Common Stock acquired upon the exercise thereof, as evidenced by the option agreement in the form annexed hereto as Annex B. The certificates evidencing the shares of Common Stock acquired upon exercise of an option shall bear a legend referring to the terms and conditions contained in the respective option

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agreement and the Plan, an appropriate legend referring to the Securities Act of
1933, as amended, and a legend referring to any existing stockholders' agreement to which such shares are subject.

                  8. CERTAIN LEGAL AND OTHER REQUIREMENTS.

                           (a) The obligation of the Corporation to sell and
deliver Common Stock under options granted under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, or any state securities laws, if deemed necessary or appropriate by the Board, with respect to the Common Stock reserved for issuance upon exercise of options. Nothing herein shall be construed to obligate the Corporation to effect any such registration or qualification. The certificates evidencing the Common Stock issued upon exercise of options may be affixed with a legend to indicate a lack of such registration or qualification, thereby restricting resale. The Corporation may require any optionee, as a condition of exercising such optionee's option, or at any time thereafter, to represent in writing that such optionee is acquiring (or has acquired) the Common Stock for optionee's own account and not with a view to distribution and to furnish the Corporation with an opinion of counsel addressed to the Corporation as to such matters (including federal and state securities laws) as the Corporation shall request. Notwithstanding the foregoing, the Corporation's failure or refusal to request and/or obtain such representation or opinion shall not be construed as a waiver of any provision hereof.

                           (b) An optionee shall have no rights as a stockholder
with respect to any shares covered by an option granted to, or exercised by, optionee until the Exercise Date. No adjustment other than pursuant to Section 6 hereof shall be made for dividends or other rights for which the record date is prior to the Exercise Date.

                  9. NON-TRANSFERABILITY. During the lifetime of an optionee, any option granted to optionee shall be exercisable only by optionee or by optionee's guardian or legal representative. No option shall be assignable or transferable, except by will or by the laws of descent and distribution. The granting of an option shall impose no obligation upon the optionee to exercise such option or right.

                  10. NO CONTRACT OF EMPLOYMENT. Neither the adoption of this Plan nor the grant of any option shall be deemed to obligate the Corporation to continue the employment of any optionee for any particular period, nor shall the granting of an option constitute a request or consent to postpone the retirement date of any optionee.

                  11. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in

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connection with the defense of any action, suit or proceeding (or in connection with any appeal therein) to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or gross misconduct in the performance of the member's duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall, in writing, offer the Corporation the opportunity, at its own expense, to handle and defend the same.

                  12. TERMINATION AND AMENDMENT OF PLAN. No options shall be granted under the Plan more than ten (10) years after the date the Plan was adopted. The Plan may be amended, suspended or terminated by the Board, in whole or in part, at any time; provided, however, that the Board may not, without the consent of a Management Director (as that term is defined in the Stockholders' Agreement), (i) decrease the total number of shares of Common Stock available for options (other than options with respect to Increased Shares) under the Plan, (ii) amend, suspend or terminate the Plan in a manner not contemplated by the express provisions of the Plan if such amendment, suspension or termination adversely affects the ability of the Committee to issue options pursuant to this Plan or limits its authority under the Plan or the terms upon which options (other than options with respect to Increased Shares) may be issued by the Committee under the Plan, (iii) modify the eligibility requirements of the Plan for issuance of options, other than options for Increased Shares, or (iv) do anything in respect of the Plan which requires the consent of a Management Director pursuant to the terms of the Stockholders Agreement. No Board action shall materially and adversely affect any of the terms or provisions of the outstanding options without the consent of the respective optionees.

                  13. TAX WITHHOLDING. All awards and distributions of shares or other payments pursuant to the Plan shall be subject to withholding required by applicable Federal, state and local laws, and the Committee, or with respect to the Increased Shares, the Board may make such arrangements for the payment of any withholding taxes on awards or distributions as it deems satisfactory, including, but not limited to (i) reducing the number of shares of Common Stock, based upon their fair market value, or cash, otherwise deliverable, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (ii) deducting the amount required to be withheld from salary or any other amount then or thereafter payable to an optionee, beneficiary or legal representative, and (iii) requiring an optionee, beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing the Common Stock and any other distributions related thereto.


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                  14. EXPENSES. Any expenses of administering the Plan shall be borne by the Corporation.

                  15. OTHER PLANS. Nothing contained herein shall prevent the Corporation from establishing other incentive plans in which Participants in the Plan also may participate. No award under this Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation under this Plan (and specifying the type of such compensation) shall be considered as compensation under such plan, or except where the Board expressly determines that inclusion in an award or portion of an award should be included to accurately reflect competitive compensation practices or to recognize that an award has been made in lieu of a portion of annual cash compensation.

                  16. UNFUNDED PLAN. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan, nor shall the Corporation be deemed to be a trustee of any rights granted under the Plan and rights to payment of awards shall be no greater than the rights of the Corporation's general creditors.

                  17. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law thereof.

                  18. SEVERABILITY. In the event any provision of this Plan shall be held to be illegal, invalid, or unenforceable for any reason, the illegality, invalidity, or unenforceability of such provision shall not affect the remaining provision of the Plan, but shall be fully severable and this Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

                  19. GENDER. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural. The section headings contained in the Plan are for reference purposes only and shall not in any way affect the meaning or interpretation of the Plan.

                  20. BINDING EFFECT. This Plan shall be binding upon, and shall inure to the benefit of, the Corporation, its successors and assigns, and the optionee, his or her heirs, executors, administrators, and legal representatives.

                  21. EFFECTIVE DATE. The Plan shall become effective upon adoption by the Board and by the Corporation's stockholders.


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